As filed with the Securities and Exchange Commission on March 5, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIAMI INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1482385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Roszel Road, Suite 1A Princeton, New Jersey (Address of Principal Executive Offices)	08540 (Zip Code)
2022 Equity Incentive Plan
(Full title of the plan)
Thomas P. Gallagher
Chairman and Chief Executive Officer
Miami International Holdings, Inc.
7 Roszel Road, Suite 1A
Princeton, New Jersey 08540
(609) 897-7300
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Herbert F. Kozlov, Esq. Danielle Carbone, Esq. Reed Smith LLP 599 Lexington Avenue New York, New York 10022 (212) 521-5400	Barbara Comly, Esq. Executive Vice President, General Counsel and Corporate Secretary Miami International Holdings, Inc. 7 Roszel Road, Suite 1A Princeton, New Jersey 08540 (609) 897-7300	Jeffrey G. Aromatorio, Esq. Reed Smith LLP 225 Fifth Avenue Pittsburgh, Pennsylvania 15222 (412) 288-3364
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering 4,276,814 additional shares of common stock, par value $0.001 per share, of Miami International Holdings, Inc. (the “Registrant”) available for issuance under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to the provision of the 2022 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2022 Plan. The Registrant previously registered shares of its common stock for issuance under the 2022 Plan under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2025 (File No. 333-289581) (the “Previous Registration Statement”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of the Previous Registration Statement, and hereby deems the contents of the Previous Registration Statement to be a part of this Registration Statement, in each case except as supplemented, amended or superseded by the information set forth below herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed with the SEC by the Registrant are incorporated herein by reference.
(1)the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 6, 2026;
(2)the Company’s Current Reports on Form 8-K as filed with the SEC on January 21, 2026, February 12, 2026 February 20, 2026 and March 2, 2026 (other than any portions thereof deemed furnished and not filed); and
(3)The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on August 13, 2025 (File No. 001-42805) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K referred to in (1) above.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

ITEM 8.    EXHIBITS
The following exhibits are hereby filed as part of this Registration Statement:

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-288767), filed with the SEC on July 18, 2025).

4.2
Amended and Restated By-Laws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-288767), filed with the SEC on July 18, 2025).

4.3
Form of Voting Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-288767), filed with the SEC on July 18, 2025).

5.1*	Opinion of Reed Smith LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Reed Smith LLP (reference is made to Exhibit 5.1).

24.1*	Power of Attorney (reference is made to the signature page hereto).

99.1
Miami International Holdings, Inc. 2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-288767), filed with the SEC on July 18, 2025).

99.2
Form of Notice of Stock Option Grant and Stock Option Award Agreement pursuant to the Miami International Holdings, Inc. 2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (File No. 333-288767), filed with the SEC on July 18, 2025).

99.3
Form of Restricted Stock Award Agreement pursuant to the Miami International Holdings, Inc. 2022 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 (File No. 333-288767), filed with the SEC on July 18, 2025).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, State of New Jersey on March 5, 2026.

MIAMI INTERNATIONAL HOLDINGS, INC.

By:	/s/ Thomas P. Gallagher
Thomas P. Gallagher
Chairman and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Thomas P. Gallagher and Barbara J. Comly, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas P. Gallagher	Chairman and Chief Executive Officer (Principal Executive Officer)	March 5, 2026
Thomas P. Gallagher

/s/ Lance Emmons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2026
Lance Emmons

/s/ Talal Jassim Al-Bahar	Director	March 5, 2026
Talal Jassim Al-Bahar

/s/ John Beckelman	Director	March 5, 2026
John Beckelman

/s/ Lee Becker	Director	March 5, 2026
Lee Becker

/s/ David Brown	Director	March 5, 2026
David Brown

/s/ Kurt M. Eckert	Director	March 5, 2026
Kurt M. Eckert

/s/ Kenneth W. Lozier	Director	March 5, 2026
Kenneth W. Lozier

/s/ Mark I. Massad	Director	March 5, 2026
Mark I. Massad

/s/ Lisa Moore	Director	March 5, 2026
Lisa Moore

/s/ Mark F. Raymond	Director	March 5, 2026
Mark F. Raymond

/s/ Cynthia Schwarzkopf	Director	March 5, 2026
Cynthia Schwarzkopf

/s/ Murray Stahl	Director	March 5, 2026
Murray Stahl

/s/ Paul V. Stahlin	Director	March 5, 2026
Paul V. Stahlin

/s/ J. Gray Teekell	Director	March 5, 2026
J. Gray Teekell